Exhibit 99.1

CarGurus Announces Third Quarter 2022 Results

Third Quarter Highlights:

•
Total revenue of $426.5 million, an increase of 91% year-over-year
•
GAAP operating income of $28.7 million; non-GAAP operating income of $29.4 million
•
GAAP consolidated net income of $18.8 million; non-GAAP consolidated net income of $20.8 million
•
GAAP net income attributable to common stockholders of $107.0 million; non-GAAP net income attributable to common stockholders of $27.3 million
•
Cash and cash equivalents of $404.4 million and an available $400 million under its revolving credit facility
•
Consolidated Adjusted EBITDA of $32.9 million; Adjusted EBITDA of $38.8 million

CAMBRIDGE, MA: November 8, 2022 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the third quarter ended September 30, 2022.

“This year has been a pivotal time in the evolution of our company, as we have been transforming from a Listings business to a transaction-enabled platform at a swift pace, which has enabled us to provide for our dealer partners and consumer audience a portfolio of offerings for every stage of the automotive purchasing and selling life-cycle. While we are still early in the journey of fully integrating Digital Retail and Digital Wholesale with our core Listings business, I am proud of the progress we have made this year as we put in place the building blocks for long-term success,” said Jason Trevisan, Chief Executive Officer of CarGurus. “Regarding our most recent quarter, while there were business areas that exceeded our expectations, our third quarter financial metrics fell short of the low end of our guidance range. The hurdles faced this quarter represent an opportunity to move quickly to make the transformations necessary to achieve these long-term goals, and while that will require some time and focus to realize, I believe our team can accomplish all that we have set out to achieve and that our portfolio strategy is the right one.”

Revenue

• Total revenue was $426.5 million, an increase of 91% compared to $222.9 million in the third quarter of 2021.

• Marketplace revenue was $165.3 million, an increase of 3% compared to $159.9 million in the third quarter of 2021.

• Wholesale revenue was $47.0 million, an increase of 4% compared to $45.2 million in the third quarter of 2021.

• Product revenue was $214.1 million, an increase of 1,105% compared to $17.8 million in the third quarter of 2021.

Operating Income

• GAAP operating income was $28.7 million, a decrease of (28%) compared to $40.1 million in the third quarter of 2021.

• Non-GAAP operating income was $29.4 million, a decrease of (53%) compared to $63.1 million in the third quarter of 2021.

Consolidated Net Income, Net Income Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

• GAAP consolidated net income was $18.8 million compared to $29.3 million in the third quarter of 2021.

• Non-GAAP consolidated net income was $20.8 million compared to $46.2 million in the third quarter of 2021.

• GAAP net income attributable to common stockholders was $107.0 million compared to $29.2 million in the third quarter of 2021. Net income attributable to common stockholders per diluted share was $0.14 compared to $0.24 per fully diluted share, in the third quarter of 2021.

• Non-GAAP net income attributable to common stockholders was $27.3 million, or $0.21 per fully diluted share, compared to $42.9 million, or $0.36 per fully diluted share, in the third quarter of 2021.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $32.9 million compared to $68.3 million in the third quarter of 2021.

• Adjusted EBITDA, a non-GAAP metric, was $38.8 million compared to $64.9 million in the third quarter of 2021.

Balance Sheet and Cash Flow

• As of September 30, 2022, CarGurus had cash and cash equivalents of $404.4 million and an available $400 million under its revolving credit facility.

• CarGurus generated $73.2 million in cash from operations and $68.9 million in free cash flow, a non-GAAP metric, during the third quarter of 2022, compared to having generated $53.7 million in cash from operations and $51.4 million in free cash flow during the third quarter of 2021.

Third Quarter Business Metrics(1)

• Total paying dealers were 31,286 at September 30, 2022, an increase of 2% compared to 30,754 at September 30, 2021. Of the total paying dealers at September 30, 2022, U.S. and International accounted for 24,691 and 6,595, respectively, compared to 23,979 and 6,775, respectively, at September 30, 2021.

• Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,800 as of September 30, 2022, an increase of 4% compared to $5,602 as of September 30, 2021.

• QARSD in International markets was $1,507 as of September 30, 2022, a decrease of (1%) compared to $1,524 as of September 30, 2021.

• Website traffic and consumer engagement metrics for the third quarter of 2022 were as follows:

o
U.S. average monthly unique users were 29.4 million, an increase of 2% compared to 28.8 million in the third quarter of 2021.
o
U.S. average monthly sessions were 75.9 million, an increase of 7% compared to 71.2 million in the third quarter of 2021.
o
International average monthly unique users were 6.7 million, a decrease of (10%) compared to 7.5 million in the third quarter of 2021.
o
International average monthly sessions were 15.2 million, a decrease of (11%) compared to 17.1 million in the third quarter of 2021.

(1)
CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

Fourth Quarter and Full-Year 2022 Guidance

CarGurus anticipates total revenue, non-GAAP Consolidated Adjusted EBITDA, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2022:

•	Total Revenue	$270 million to $300 million
•	Instant Max Cash Offer Revenue	$65 million to $85 million
•	Non-GAAP Consolidated Adjusted EBITDA	$6 million to $14 million
•	Non-GAAP EPS	$0.13 to $0.16

Full-Year 2022:

•	Total Revenue	$1,638 million to $1,668 million
•	Instant Max Cash Offer Revenue	$667 million to $687 million
•	Non-GAAP Consolidated Adjusted EBITDA	$166 million to $174 million
•	Non-GAAP EPS	$1.02 to $1.05

The fourth quarter and full-year 2022 non-GAAP earnings per share calculation assumes 119.5 million diluted weighted-average common shares outstanding. This estimated number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer.

The assumptions that are built into guidance for the fourth quarter and full-year 2022 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the fourth quarter and full-year 2022 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because the reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment of long-lived assets, acquisition-related expenses, depreciation expenses, non-intangible amortization, other income (net), the provision for income taxes, income tax effects, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter ended 2022 financial results and business outlook at 5:00 p.m. Eastern Time today, November 8, 2022. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 8, 2022, until 11:59 p.m. Eastern Time on November 22, 2022, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13732645. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: SimilarWeb: Overview Report (Traffic Insights), Q3 2022, U.S.).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2022 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: our future financial and business performance for the fourth quarter and full-year 2022; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; our ability to move quickly to make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, the semiconductor chip shortage, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At September 30, 2022	At December 31, 2021
Assets
Current assets
Cash and cash equivalents	$404,429	$231,944
Investments	—	90,000
Accounts receivable, net of allowance for doubtful accounts of $1,122 and $420, respectively	120,059	189,324
Inventory	28,166	19,656
Prepaid expenses, prepaid income taxes and other current assets	29,647	16,430
Deferred contract costs	8,039	9,045
Restricted cash	13,506	6,709
Total current assets	603,846	563,108
Property and equipment, net	36,833	32,210
Intangible assets, net	60,535	83,915
Goodwill	156,216	158,287
Operating lease right-of-use assets	55,793	60,609
Restricted cash	9,376	9,627
Deferred tax assets	44,008	13,378
Deferred contract costs, net of current portion	7,298	5,867
Other non-current assets	8,950	4,573
Total assets	$982,855	$931,574
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$67,149	$66,153
Accrued expenses, accrued income taxes and other current liabilities	56,970	78,586
Deferred revenue	12,737	12,784
Operating lease liabilities	12,025	13,186
Total current liabilities	148,881	170,709
Operating lease liabilities	52,942	57,519
Deferred tax liabilities	23	58
Other non–current liabilities	30,466	23,639
Total liabilities	232,312	251,925
Redeemable noncontrolling interest	172,612	162,808
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 102,903,347 and 101,773,034 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	103	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	418,013	387,868
Retained earnings	163,796	129,258
Accumulated other comprehensive loss	(3,997)	(403)
Total stockholders’ equity	577,931	516,841
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$982,855	$931,574

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue
Marketplace	$165,309	$159,925	$492,524	$476,183
Wholesale	47,045	45,215	213,976	112,532
Product	214,100	17,775	661,791	23,316
Total revenue	426,454	222,915	1,368,291	612,031
Cost of revenue (1)
Marketplace	14,956	11,687	40,422	33,986
Wholesale	41,789	28,992	146,489	75,344
Product	218,924	19,354	660,869	25,078
Total cost of revenue	275,669	60,033	847,780	134,408
Gross profit	150,785	162,882	520,511	477,623
Operating expenses:
Sales and marketing	83,319	66,626	266,505	200,935
Product, technology, and development	30,208	26,539	92,215	79,333
General and administrative	4,760	20,414	71,395	67,095
Depreciation and amortization	3,842	9,227	11,539	25,916
Total operating expenses	122,129	122,806	441,654	373,279
Income from operations	28,656	40,076	78,857	104,344
Other income (expense), net	200	143	(75)	426
Income before income taxes	28,856	40,219	78,782	104,770
Provision for income taxes	10,032	10,952	23,059	28,556
Consolidated net income	18,824	29,267	55,723	76,214
Net (loss) income attributable to redeemable noncontrolling interest	(1,576)	68	(3,871)	(3,398)
Net income attributable to CarGurus, Inc.	20,400	29,199	59,594	79,612
Accretion of redeemable noncontrolling interest to redemption value	(86,564)	—	25,056	—
Net income attributable to common stockholders	$106,964	$29,199	$34,538	$79,612
Basic	$0.90	$0.25	$0.29	$0.68
Diluted	$0.14	$0.24	$0.28	$0.66
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	118,683,642	117,412,164	118,370,925	116,955,188
Diluted	132,243,636	120,438,373	122,159,270	119,051,228

(1) Includes depreciation and amortization expense for the three months ended September 30, 2022 and 2021 and for the nine months September 30, 2022 and 2021 of $7,341, $1,429, $22,063, and $3,571, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Activities
Consolidated net income	$18,824	$29,267	$55,723	$76,214
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	11,183	10,656	33,602	29,487
Currency loss (gain) on foreign denominated transactions	263	(42)	617	(72)
Deferred taxes	(7,201)	3,438	(30,665)	5,774
Provision for doubtful accounts	430	277	1,129	727
Stock-based compensation expense	13,971	13,804	41,550	42,551
Amortization of deferred financing costs	7	—	7	—
Amortization of deferred contract costs	2,768	3,189	8,332	9,643
Impairment of website development costs	—	2,351	—	2,351
Changes in operating assets and liabilities:
Accounts receivable, net	75,506	(3,613)	63,484	(51,595)
Inventory	(6,482)	(1,524)	(8,510)	(4,057)
Prepaid expenses, prepaid income taxes, and other assets	(4,241)	(1,485)	(14,675)	(2,970)
Deferred contract costs	(3,343)	(1,424)	(9,089)	(6,522)
Accounts payable	(6,858)	9,215	1,310	24,548
Accrued expenses, accrued income taxes, and other liabilities	(19,250)	(10,772)	18,924	4,808
Deferred revenue	(2,322)	(599)	(20)	3,390
Lease obligations	(47)	990	(916)	786
Net cash provided by operating activities	73,208	53,728	160,803	135,063
Investing Activities
Purchases of property and equipment	(1,507)	(263)	(4,168)	(4,935)
Capitalization of website development costs	(2,773)	(2,036)	(8,275)	(4,145)
Cash paid for acquisitions, net of cash acquired	—	—	—	(64,273)
Investments in certificates of deposit	—	(45,000)	—	(90,000)
Maturities of certificates of deposit	30,000	40,000	90,000	100,000
Net cash provided by (used in) investing activities	25,720	(7,299)	77,557	(63,353)
Financing Activities
Proceeds from exercise of stock options	14	139	719	537
Payment of finance lease obligations	(16)	(16)	(51)	(29)
Payment of withholding taxes on net share settlement of equity awards	(2,911)	(3,106)	(14,171)	(11,314)
Repayment of line of credit	—	—	—	(14,250)
Payment of deferred financing costs	(2,578)	—	(2,578)	—
Payment of tax distributions to redeemable noncontrolling interest holders	(7,152)	—	(19,843)	—
Payments made to third-party payment processor	(19,402)	—	(21,765)	—
Net cash used in financing activities	(32,045)	(2,983)	(57,689)	(25,056)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(728)	(224)	(1,640)	(359)
Net increase in cash, cash equivalents, and restricted cash	66,155	43,222	179,031	46,295
Cash, cash equivalents, and restricted cash at beginning of period	361,156	203,999	248,280	200,926
Cash, cash equivalents, and restricted cash at end of period	$427,311	$247,221	$427,311	$247,221

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP operating income	$28,656	$40,076	$78,857	$104,344
Stock-based compensation expense	(6,946)	15,169	47,353	53,102
Amortization of intangible assets	7,669	7,854	23,046	22,358
Acquisition-related expenses	—	—	—	709
Non-GAAP operating income	$29,379	$63,099	$149,256	$180,513

GAAP operating margin	7%	18%	6%	17%
Non-GAAP operating margin	7%	28%	11%	29%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021(1)	2022	2021(1)
GAAP consolidated net income	$18,824	$29,267	$55,723	$76,214
Stock-based compensation expense	(6,946)	15,169	47,353	53,102
Amortization of intangible assets	7,669	7,854	23,046	22,358
Acquisition-related expenses	—	—	—	709
Income tax effects and adjustments	1,207	(6,135)	(14,154)	(17,728)
Non-GAAP consolidated net income	20,754	46,155	111,968	134,655
Non-GAAP net loss (income) attributable to redeemable noncontrolling interest	6,570	(3,259)	(7,182)	(8,068)
Non-GAAP net income attributable to common stockholders	$27,324	$42,896	$104,786	$126,587
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.23	$0.37	$0.89	$1.08
Diluted	$0.21	$0.36	$0.86	$1.06
Shares used in Non-GAAP per share calculations
Basic	118,684	117,412	118,371	116,955
Diluted	132,244	120,438	122,159	119,051

(1) In June 2022, we revised our calculation of non-GAAP net income attributable to common stockholders for income tax effects and adjustments. This revised calculation more accurately reflects management's view of our business and financial performance. Non-GAAP consolidated net income, non-GAAP net income attributable to redeemable noncontrolling interest, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders for the three- and nine-months ended September 30, 2021 has been restated for comparison purposes.

Unaudited Reconciliation of GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income attributable to redeemable noncontrolling interest	$(1,576)	$68	$(3,871)	$(3,398)
Stock-based compensation expense(1)	(7,767)	413	2,731	3,603
Amortization of intangible assets(1)	2,773	2,778	8,322	7,863
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	$(6,570)	$3,259	$7,182	$8,068
(1) These exclusions are adjusted to reflect the noncontrolling shareholder's 38% share of earnings and losses in CarOffer.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$426,454	$222,915	$1,368,291	$612,031
Cost of revenue	275,669	60,033	847,780	134,408
Gross profit	150,785	162,882	520,511	477,623
Stock-based compensation expense included in Cost of revenue	212	110	417	311
Amortization of acquired intangible assets included in Cost of revenue	5,350	—	16,050	—
Non-GAAP gross profit	$156,347	$162,992	$536,978	$477,934

GAAP gross profit margin	35%	73%	38%	78%
Non-GAAP gross profit margin	37%	73%	39%	78%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended September 30,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$275,669	$(212)	$(5,350)	$—	$270,107	$60,033	$(110)	$—	$—	$59,923
S&M	83,319	(104)	—	—	83,215	66,626	(2,717)	—	—	63,909
P,T&D(1)	30,208	(4,201)	—	—	26,007	26,539	(5,583)	—	—	20,956
G&A	4,760	11,463	—	—	16,223	20,414	(6,759)	—	—	13,655
Depreciation & amortization	3,842	—	(2,319)	—	1,523	9,227	—	(7,854)	—	1,373
Operating expenses(2)	$122,129	$7,158	$(2,319)	$—	$126,968	$122,806	$(15,059)	$(7,854)	$—	99,893
Total cost of revenue and operating expenses	$397,798	$6,946	$(7,669)	$—	$397,075	$182,839	$(15,169)	$(7,854)	$—	$159,816
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Nine Months Ended September 30,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$847,780	$(417)	$(16,050)	$—	$831,313	$134,408	$(311)	$—	$—	$134,097
S&M	266,505	(8,173)	—	—	258,332	200,935	(9,040)	—	—	191,895
P,T&D(1)	92,215	(16,720)	—	—	75,495	79,333	(17,585)	—	—	61,748
G&A	71,395	(22,043)	—	—	49,352	67,095	(26,166)	—	(709)	40,220
Depreciation & amortization	11,539	—	(6,996)	—	4,543	25,916	—	(22,358)	—	3,558
Operating expenses(2)	$441,654	$(46,936)	$(6,996)	$—	$387,722	$373,279	$(52,791)	$(22,358)	$(709)	$297,421
Total cost of revenue and operating expenses	$1,289,434	$(47,353)	$(23,046)	$—	$1,219,035	$507,687	$(53,102)	$(22,358)	$(709)	$431,518
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021(1)	2022	2021(1)
Consolidated net income	$18,824	$29,267	$55,723	$76,214
Depreciation and amortization	11,183	10,656	33,602	29,487
Impairment of long-lived assets	—	2,351	—	2,351
Stock-based compensation expense	(6,946)	15,169	47,353	53,102
Acquisition-related expenses	—	—	—	709
Other (income) expense, net	(200)	(143)	75	(426)
Provision for income taxes	10,032	10,952	23,059	28,556
Consolidated Adjusted EBITDA	32,893	68,252	159,812	189,993
Adjusted EBITDA attributable to redeemable noncontrolling interest	5,948	(3,357)	(9,053)	(8,094)
Adjusted EBITDA	$38,841	$64,895	$150,759	$181,899

(1) In December 2021, we revised our definition of Consolidated Adjusted EBITDA and Adjusted EBITDA to exclude the impact of the impairment of long-lived assets. This revised definition more accurately reflects management's view of our business and financial performance. Consolidated Adjusted EBITDA and Adjusted EBITDA for the three- and nine-months ended September 30, 2021 have been restated for comparison purposes.

Unaudited Reconciliation of Net (Loss) Income Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net (loss) income attributable to redeemable noncontrolling interest	$(1,576)	$68	$(3,871)	$(3,398)
Depreciation and amortization (1)	2,938	2,806	8,765	7,928
Stock-based compensation expense (1)	(7,767)	413	2,731	3,603
Other expense (income), net (1)	471	(29)	1,351	(138)
Provision for income taxes (1)	(14)	99	77	99
Adjusted EBITDA attributable to redeemable noncontrolling interest	$(5,948)	$3,357	$9,053	$8,094
(1) These exclusions are adjusted to reflect the noncontrolling shareholder's 38% share of earnings and losses in CarOffer.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$73,208	$53,728	$160,803	$135,063
Purchases of property and equipment	(1,507)	(263)	(4,168)	(4,935)
Capitalization of website development costs	(2,773)	(2,036)	(8,275)	(4,145)
Non-GAAP free cash flow	$68,928	$51,429	$148,360	$125,983

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock-based compensation expense, acquisition-related expenses, other (income) expense net, and the provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interests, adjusted for all prior limitations to Consolidated Adjusted EBITDA as previously described. We define Adjusted EBITDA attributable to redeemable noncontrolling interests as net (loss) income attributable to redeemable noncontrolling interests, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other expense (income), net, and the provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest. We have presented Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA attributable to redeemable noncontrolling interests because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA attributable to redeemable noncontrolling interests can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, and non-GAAP net loss (income) attributable to redeemable noncontrolling interests. We define non-GAAP net (loss) income attributable to redeemable noncontrolling interests as net (loss) income attributable to redeemable noncontrolling interests, adjusted to exclude: stock-based compensation expenses and amortization of acquired intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites (excluding CarOffer), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites (excluding CarOffer) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com